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                        STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT ("Agreement"), dated as of October 23, 2000 by and between TEAM LABS SYSTEMS GROUP, INC., a Delaware corporation ("SELLER"), and ASEAN COMMERCIAL HOLDINGS, LIMITED, a foreign corporation (hereinafter "PURCHASER").

                                WITNESSETH

     WHEREAS, SELLER desires to sell Ten Million (10,000,000) shares of its common stock, par value $.0001 per share (the "Shares") to PURCHASER on the terms and conditions set forth in this Agreement; and

     WHEREAS, PURCHASER has acquired, by assignment, an obligation of the SELLER originally owed by the SELLER to Ridgeway Commercial Ventures, Limited, in the principal sum of $100,000; and

     WHEREAS, PURCHASER desires to buy the Shares on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows:

                                 ARTICLE 1

                      SALE AND PURCHASE OF THE SHARES

     1.1 Sale. Consideration and Payment for the Shares. Upon the execution of this Agreement, as provided in section 3.1 hereto, SELLER shall sell to PURCHASER and PURCHASER shall purchase from SELLER, 500,000 of the Shares in cancellation of indebtedness, one share for each $0.20 of indebtedness cancelled. In addition, SELLER shall sell to PURCHASER and PURCHASER shall purchase from SELLER, not to exceed 9,500,000 shares to be issued upon payment in cash, the obligation to be evidenced by a promissory note to be cancelled upon issuance, Shares at the price of $0.30 per share. Said obligation shall be evidenced by a promissory note dated as of October 31, 2000.

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                                 ARTICLE 2

            REPRESENTATIONS AND COVENANTS OF SELLER AND PURCHASER

     2.1 Representations and Warranties. The SELLER hereby represents and warrants that:

          (a) SELLER is a corporation duly incorporated, validly existing and, at the closing, in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its properties and to carryon business as now being conducted.

          (b) The authorized capital stock of SELLER shall consisted of 10,000,000 shares of no par value preferred stock and 100,000,000 shares of no par value common stock, of which not to exceed 8,210,000 shares of common stock are issued and outstanding. All said shares are validly issued, fully paid and non-assessable.

          (c) SELLER has, or prior to the closing, will furnish to Shareholder audited financial statements as of August 31, 2000 and the unaudited financial statements prepared by the Company to give effect to the closing of a Plan and Agreement of Reorganization and Regulation D offering of October 11, 2000. All of said financial statements, (i) are in accordance with SELLER's books and records, (ii) present fairly and financial position of SELLER as of such dates, and its results of operations and changes in financial position for the respective periods indicated, (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

          (d) From the date of the Financial Statements to the Closing Date, there has been no material change in the properties, assets, liabilities, financial condition, business, operations, affairs or prospects of SELLER from that set forth or reflected in the Financial Statements, other than changes in the ordinary course of business, none of which have been, either in any case or in the aggregate, materially adverse.

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          (e) SELLER has the power to enter into this Agreement, and this
              Agreement, when duly executed and delivered, will constitute the valid and binding obligation of SELLER. This Agreement constitutes the legal, valid and binding obligation of SELLER enforceable in accordance with its terms.

          (f) The execution and delivery by SELLER of this Agreement and the consummation of the transaction herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute any default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of SELLER, or any material agreement or instrument to which SELLER is a party or by which it is bound or is subject; (ii) nor will it give to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of SELLER.

          (g) The records of meetings and other corporate actions of SELLER (including any committees of the Board) which are contained in the Minute books of SELLER contain complete and accurate records of the matters reflected in such minutes.

          (h) SELLER is not a party to, and there are not any claims, actions, suits, investigations or proceedings pending or threatened against SELLER or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect-on the business or financial condition of SELLER or the ability of SELLER to carryon its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgment, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

          (i) SELLER has taken reasonable care to ensure that all disclosures and facts are true and accurate, and that there are no other material facts, the omission of which would make misleading any statement herein. Further, to the best of SELLER's knowledge, no representation, warranty or agreement made by SELLER in this agreement or any

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              of the Schedules or any other Exhibits hereto and no statement made in the Schedules or any such Exhibit, list, certificate or schedule or other instrument or disclosure furnished by them in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.

          (j) Prior to Closing, the SELLER shall have prepared such other documents required to qualify the issuance of the Shares in accordance with Regulation S, promulgated under the Securities Act of 1933, as amended, and shall have taken all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of the Shares to the PURCHASER or subsequent holders. The SELLER represents and warrants that the Shares may be issued as securities without restrictive legend or other restriction on transfer pursuant to Regulation S. The SELLER is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of PURCHASER set forth herein in order to determine the applicability of such exemptions and the suitability of PURCHASER to acquire the Shares.

     2.2 Representations and Warranties. The PURCHASER hereby represents and warrants that:

          (a) The PURCHASER has full right, power and authority to enter into this Agreement and to carry out and consummate the transaction contemplated herein. This Agreement constitutes the legal, valid and binding obligation of PURCHASER.

               (1) has no need for his investment in the Shares, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period, and, at the present time, can afford a complete loss of its investment;

               (2) does not have an overall commitment to investments which are not readily marketable that is disproportionate to its net worth, and that his investment in the Shares will not cause such overall commitment to become excessive;

               (3) is acquiring the Shares for its own account for investment purposes only and not with a

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                   view toward resale, assignment or distribution thereof, and no other person has a direct or indirect beneficial interest, in whole or in part, in such Shares;

               (4) has such knowledge and experience in financial tax and business matters that its principals are is capable of evaluating the merits and risks of an investment in the Shares;

          (b) has been given the opportunity to ask questions of and to receive answers from persons acting on each of the SELLERS' behalf concerning the terms and conditions of this transaction and also has been given the opportunity to obtain any additional information which each of the SELLERS' possess or can acquire without unreasonable effort or expense. As a result PURCHASER is cognizant of the financial condition, capitalization, use of proceeds from this financing and the operations and financial condition of SELLER has available full information concerning their affairs and has been able to evaluate the merits and risks of the investment in the Shares; and

          (c} The Purchaser agrees:

               (a) All offers and sales of the securities prior to the
                   expiration of the distribution compliance period of Regulation S (Rule 901 and 905, and Preliminary Notes) shall have offering restrictions imposed;

               (b) The offer or sale, if made prior to the expiration of a one-year distribution compliance period, is not made to a U.S. person or for the account or benefit of a U.S. person; and

               (c) The offer or sale, if made prior to the expiration of a one-year distribution compliance period, is made pursuant to the following conditions:

                    1. The purchaser of the securities (other than a
               distributor) certifies that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act.

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                    2. The purchaser of the securities agrees to resell such
               securities only in accordance with the provisions of Regulation S (Rule 901 through Rule 905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

                    3. The securities of a domestic issuer contain a legend
               to the effect that transfer is prohibited except in accordance with the provisions of Regulation S (Rule 901 through Rule 905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

                    4. The Company is required, either by contract or a
               provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of securities not made in accordance with the provisions of Regulation S (Rule 901 through Rule 905, and Preliminary Notes) pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the issuer of the securities from refusing to register securities transfers, other reasonable procedures are implemented to prevent any transfer of the securities not made in accordance with the provisions of this Regulation S.

          (d) For offers and sales of equity securities of domestic issuers, not to engage in hedging transactions with regard to such securities prior to the expiration of the distribution compliance period specified in (a) above, unless in compliance with the Act.

                                 ARTICLE 3

                     CLOSING AND DELIVERY OF DOCUMENTS

     3.1 Closing. The Closing shall take place on October 31, 2000, at 2402 Bank of America Tower, 12 Harcourt Road, Central

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Hong Kong, or at such other time or place as the parties may agree. Subsequent to the signing and at the Closing, the following shall deem to occur as a single integrated transaction:

          (a) SELLER shall deliver or cause its transfer agent to deliver to the PURCHASER the stock certificate delivered to the PURCHASER of the stock certificate evidencing 500,000 of the shares upon cancellation of $100,000 of indebtedness.

          (b) PURCHASER shall deliver, or cause to be delivered, to SELLER, the promissory note in the sum of $2,850,000 all due and payable on or before February 15, 2002.

          (c) SELLER shall deliver, or cause to be delivered, to the PURCHASER such instruments, documents and certificates as are required to be delivered by SELLER or its representatives pursuant to the provisions of this Agreement

          (d) The PURCHASER shall deliver, or cause to be delivered, to SELLER such instruments, documents and certificates as are required to be delivered by the PURCHASER or its representatives to reflect the cancellation of indebtedness pursuant to the provisions of this Agreement and to reflect the reduction of the obligation owed by SELLER to PURCHASER.

                                 ARTICLE 4

                                TERMINATION

     4.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to delivery of the Purchase Price solely by' the mutual consent of all of the parties.

                                 ARTICLE 5

                               MISCELLANEOUS

     5.1 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     5.2 Waiver. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant

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or provision herein contained. No extension of time for performance of any obligation or act shall be deemed and extension of the time for performance of any other obligation or act.

     5.3. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon mailing to the addresses set forth on the signature page. Notice of change of address shall be given by written notice in the manner detailed in this subparagraph 5.3.

     5.4 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

     5.5 Attorneys' Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorney's fees, accounting fees, and other professional fees resulting therefrom.

     5.6 Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

     5.7 Time is of the Essence. The parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and non-curable (but waivable) default under this Agreement by the party so failing to perform.

     5.8 Headings. Headings at the beginning of each paragraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which any party is

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required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

     5.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one instrument.

     5.10 Choice of Law. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in Central Hong Kong.

                                     TEAM LABS SYSTEMS GROUP, INC.


                                           /SIGNATURE/
                                     By:  ___________________________
                                          Claudine 0. Montenegro
                                     Its: Secretary

                                     ASEAN COMMERCIAL HOLDINGS, LIMITED


                                           /SIGNATURE/
                                     By:  ___________________________
                                          Anthony Sarmiento
                                     Its: President

     On this 23rd day of October in the year 2000 before me,_______________, a justice, notary, commissioner or other person authorized, personally appeared Anthony Sarmiento, proved to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     Declared at Hong Kong, this 23rd day of October, 2000.

     Before me

      /SIGNATURE/
     _____________________________
     [Signature and designation]



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